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                                                                   EXHIBIT 10.37


                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of December 8, 2000 by and between ELENA'S FOOD SPECIALTIES, INC., a California corporation (the "Seller") and MONTEREY PASTA COMPANY, a Delaware corporation ("Buyer"). This Agreement is made under the following circumstances:

                                    RECITALS:

     A. Seller is the owner of certain food product lines and inventory, recipes, formulas, processing technology, customer lists and trade names as more particularly described hereinbelow (collectively, the "Assets"). Buyer acknowledges that Seller will continue to manufacture and sell food products other than those covered by this Agreement.

     B. Seller has had access to trade secrets and confidential information related to the Assets, the improper disclosure or misuse of which would materially adversely affect the Assets and the business of Buyer and the within transfer.

     C. Seller and Buyer desire that Buyer purchase and acquire from Seller all of Seller's respective rights, title and interest in the Assets on the terms and conditions set forth herein.

     THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties agree as follows:

                                   AGREEMENT:

1.   PURCHASE AND SALE OF ASSETS

     (a) THE ASSETS. Subject to all of the terms and conditions set forth in this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell, convey, assign and deliver to Buyer, certain tangible and intangible property owned or used by Seller in connection with Seller's polenta product line sold under the trade name of "Nate's" (collectively the "Assets"), described as follows:

          (i) RECIPES. All recipes, ingredient lists, specifications, notes, explanatory and background material pertaining thereto, as such recipes are identified in Exhibit A (collectively the "Recipes") and all product made from or derived from the Recipes ("Product"), produced subsequent to the Phase 1 Closing Date (as hereinbelow defined).

          (ii) INVENTORY. Subject to Buyer's inspection and approval, all existing inventory of Product and packaging material.

          (iii) TECHNOLOGY. All of Seller's knowledge, expertise, technology, advice, information and background regarding Nate's and the Recipes (collectively, the "Technology").

          (iv) GOODWILL; MARKS. All of the goodwill associated with or used by Seller in connection with the Recipes and marketing of Product (collectively, the "Goodwill"); and, subject to the terms of the Limited License dated the date of the Phase 1 Closing, the use of any and all trade names, trade marks, service marks and/or designs associated with or used by Seller in connection with the Recipes and all polenta line extensions (including but not limited to the name "Nate's ") (collectively, the "Marks"). The Marks are described in Exhibit
B. Buyer acknowledges that Seller will continue to use the name "Nate's" in connection with the manufacture and sale of food products other than those covered by the Agreement.

          (v) CUSTOMER LISTS. Any and all lists of customers, wholesale or retail, to whom Seller markets or has marketed the Product.

     (b) PURCHASE PRICE; PAYMENT. Subject to the "Conditions to Payment", as hereinafter set forth, the purchase price for the sale and transfer of the Assets from Seller to Buyer and for the Covenants Not To Compete by Seller (as described in Section 7(b)) shall be a maximum of Five Hundred and Fifty Thousand Dollars ($550,000) plus cost of Inventory, which amount shall be paid as follows:

          (i) PHASE 1. At the Phase 1 Closing (as described in Section 2(b)(i), below), subject to the "Conditions to Payment", Buyer shall pay to Seller the sum of Four Hundred Fifty Thousand Dollars ($450,000) (the "Phase 1 Price"), plus in cash at its carrying value or cost the value of all Inventory inspected and approved by Buyer for purchase.

          (ii) PHASE 2. At the Phase 2 Closing (as described in Section 2(b)(ii), below), subject to the "Conditions to Payment", Buyer shall pay to Seller up to the sum of One Hundred Thousand Dollars ($100,000.00), calculated as follows (the "Phase 2 Price"):

     All sales of Product subject to the Agreement during the period of eight months subsequent to the date of the Phase 1 Closing shall be calculated and annualized. Seller shall pay in cash at the Phase 2 Closing (x) the amount of such annualized sales in excess of Seven Hundred Fifty Thousand Dollars ($750,000) (y) times .375. Buyer shall make its best efforts to maximize the sales of polenta goods during the eight months subsequent to the date of the Phase 1 Closing.

     (c) CONDITIONS TO PAYMENT. Payment by Buyer of the Purchase Price is conditioned upon the satisfaction of the following conditions (the "Conditions to Payment") at the time of Closing:

          (i)  PHASE 1.

               (1) All representations and warranties of Seller as to the Assets shall be true and correct as if made at the time of Closing.
               (2) Seller shall have provided (1) all necessary Technology pertaining to the Recipes, the Marks and the production of Product, and (2) the Goodwill.
               (3) There shall have been no default by Seller hereunder and no breach of any of Seller's warranties or representations hereunder.
               (4) The Boards of Directors of Seller and Buyer shall have approved the Agreement.
               (5) Buyer shall have completed a due diligence review of the Assets and business of Seller satisfactory to Buyer in its sole discretion.

          (ii) PHASE 2.

               (1) All representations and warranties of Seller shall be true and correct as if made at the time of Closing.
               (2)  Seller shall have provided all necessary Technology.


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               (3)  There shall have been no default by Seller hereunder and no breach of any of Seller's warranties or representations hereunder.

          (d) PERFORMANCE. The transfer of the Assets shall be effected as follows:

               (i) TRANSFER OF RECIPES. Seller shall, concurrently with the Phase 1 Closing, transmit and deliver to Buyer the Recipes for Buyer's use in developing line extensions and otherwise modifying the Recipes. Seller agrees to execute any and all documents necessary to effect the transfer to Buyer of the Recipes and to provide Technology as required to insure that the Recipes may be produced in such manner and in such quantities as to reasonably satisfy Buyer. Notwithstanding anything contained herein, Buyer is not restricted in any way in its use, production, distribution and/or sale of Product and/or the Recipes.

               (ii) LICENSE OF MARKS. Seller shall execute and deliver the Limited License as of the Phase 1 Closing.

               (iii) CO-PACK AGREEMENT. Seller shall execute and deliver the Co-Pack Agreement dated the date of the Phase 1 Closing.

               (iv) FURTHER EXECUTION. Seller shall execute and deliver all such bills of sale, assignments, releases and other documents and instruments as Buyer or any of its successors in interest or assigns may at any time request to further and more completely evidence and confirm the sale, assignment, transfer and conveyance to Buyer pursuant to this Agreement of all right, claim, title and interest in and to the Assets, subject to no liens, third-party rights, third-party claims, liabilities, encumbrances or title defects of any kind.

          (e) NO ASSUMPTION OF LIABILITIES. Buyer does not assume any liabilities and/or contracts associated with Seller or any of the Assets. Any and all other liabilities and obligations of Seller, or related to the Assets, shall be retained by Seller, including, without limitation: (i) all accounts payable, rental payments, license fees, fines or penalties, and other outstanding debts to suppliers and other third parties; (ii) all salaries, vacation pay, fringe benefits, expense reimbursements, shareholder loans, trustee fees and any other amounts due to employees of the Seller or to any other party; (iii) all sales, use or other taxes arising out of the sale of the Assets; and (iv) any and all other taxes of any kind attributable to or measured by any period before the Phase 1 Closing Date. All such liabilities shall remain the sole liabilities and obligations of Seller (the "Retained Seller Liabilities"), and Seller shall pay, perform or discharge such liabilities and obligations, and remain solely responsible for the payment and performance of the Retained Seller Liabilities when due.

          (f) ALLOCATION OF PURCHASE PRICE. Buyer and Seller agree that the Purchase Price for the Assets and Covenants Not To Compete by Seller and Buyer shall be allocated according to Exhibit C. Seller and Buyer will each report and use this allocation for tax purposes.

          (g)  TAXES.

                    (i) Seller shall pay (1) any and all of Seller's federal and state taxes which result from the transactions contemplated by this Agreement, including all items of depreciation recapture and investment tax credit recapture, (2) all state or local sales tax which may be due in connection with the transactions contemplated by this Agreement, and (3) Seller's share, prorated as of the Phase 1 Closing Date, of state and local personal property taxes pertaining to the Assets.

                    (ii) Buyer shall not be responsible for any business, occupation, withholding or similar tax, or any taxes of any kind related to the period before the Phase 1 Closing Date.

2.   CLOSING

          (a) TIME AND PLACE. The closing of the transaction to be consummated by this Agreement (the "Closing") shall take place in two (2) phases upon the satisfaction of the Conditions to Payment herein described. The date of the Phase 1 Closing shall be December 8, 2000. The Phase 2 Closing shall take place not later than ten (10) days following the day which is eight months after the date of the Phase 1 Closing.

          (b) PHASES OF CLOSING. The two (2) phases of the Closing shall occur as follows:

               (i) PHASE 1. Upon the satisfaction of the conditions to Phase 1 (as described in Section 1(c)(i) above), the Phase 1 Closing shall occur. Upon the Phase 1 Closing, Seller shall deliver to Buyer clear title to the Assets and Buyer shall deliver to Seller the Phase 1 Price.

               (ii) PHASE 2. Upon the satisfaction of the conditions to Phase 2 (as described in Section 1(c)(ii) above), the Phase 2 Closing shall occur. Upon the Phase 2 Closing, Buyer shall deliver to Seller the Phase 2 Price.

          (c) NO BROKERS' FEES. Each of Seller and Buyer hereby represent that, except as set forth in the last sentence of this Section, they have not dealt with any broker or salesperson in connection with this transaction and that no commission is payable or shall be paid as a result of this Agreement. Each party shall indemnify, defend, and hold the other party free and harmless from any liability for any other claims for commissions, referral fees, or finder's fees asserted by any third party. Buyer has contracted for the services of and shall be solely responsible to pay the fees of Monterey Bay Corporate Development.

3.   EMPLOYEE MATTERS

          (a) NO EMPLOYMENT BY BUYER. Buyer shall have no obligation hereunder to employ any persons who are now employed or claim to have been employed by Seller, and agrees not to employ any persons presently employed by Seller during the term of the Limited License and for one year after termination thereof.

          (b) SEVERANCE. Buyer shall have no obligation to provide any severance or other payments for any employees of Seller. Seller acknowledges and agrees that Seller is and will be solely responsible for paying any amounts due to such employees including, without limitation, any accrued wages, vacation pay or benefits.

4.   TERMINATION OF AGREEMENT

          (a) This Agreement shall terminate automatically, unless otherwise mutually agreed by the parties, in the event of the following:

               (i) If the conditions to the Phase 1 Closing are not satisfied on or before 12 M., December 8, 2000, this Agreement shall terminate altogether.

               (ii) If all the conditions to the Phase 2 Closing are not satisfied on or before 12 M., August 8, 2001, then, notwithstanding the completion of the Phase 1 Closing, the Phase 2 Closing shall not occur and Seller shall have no obligation to pay all or any portion of the Phase 2 Price.

          (b) In the event of a termination of this Agreement provided for herein, neither party thereafter shall have any responsibility by virtue of this Agreement to the other, and any documents or other things owned by one party that are in the possession of the other party shall be immediately returned to the owner.

5.   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer as follows:

     (a) OWNERSHIP OF ASSETS. Seller has good and marketable title to the Assets, including any contract rights included therein, subject to no lien, third-party right, third-party claims, charge, security interest, liability, obligation, restriction, encumbrance or title defect of any kind, and all right, claim, title and interest in and to the Assets is being sold, assigned, transferred and conveyed to Buyer effective as of the Phase 1 Closing Date, free of any and all such interests. Seller has full power and authority to sell and transfer the Assets without the consent or approval of any other person or authority, and, subject to the provisions of this Agreement, will transfer the Assets to Buyer at the Phase 1 Closing free of liens, encumbrances, restrictions or adverse claims or interests.

     (b) TAXES. Seller has timely filed or has had filed on its behalf all required income, franchise, gross receipts, sales, withholding and other tax returns and reports and has paid all taxes, fees and governmental charges shown on such returns and reports and all taxes, assessments, governmental charges and levies otherwise due from it.

     (c) LEGAL PROCEEDINGS. There is no pending or threatened action, suit, proceeding, claim or arbitration, nor any pending or threatened investigation by any governmental agency affecting the Assets, or relating to the transactions contemplated by this Agreement. There is no outstanding order, writ, injunction or decree of any court, government or governmental agency affecting the Assets.

     (d) TRANSACTIONS NOT PROHIBITED. The consummation of the transactions contemplated by this Agreement will not result in the breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or allow the acceleration of the obligations of Seller under any lease, license, promissory note, indenture, mortgage, deed of trust, insurance policy or other instrument, arrangement, or agreement to which Seller is a party or to which Seller or any of the Assets is subject, nor will such consummation conflict with any license, certificate, permit or franchise of any public authority held by Seller. The use by Buyer of the Marks, label and packaging designs and artwork, the Recipes and the Technology does not


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and will not violate, conflict with or infringe any intellectual property or other rights of any third party.

     (e) ENFORCEABILITY. This Agreement and any documents described herein to be delivered by Seller at the Closings shall be duly executed and, when delivered as provided in this Agreement: (i) will constitute the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms; (ii) do not and will not violate or conflict with, result in a breach or default under, or give any person or entity any right to terminate or modify any contract, agreement or commitment of any kind applicable to Seller or to any of the Assets; (iii) do not and will not violate, conflict with, result in a breach or default under, or give any person or entity any right to terminate or modify any order, writ, judgement, decree, license, permit, approval, or authorization of any kind applicable to Seller, or to any of the Assets, (iv) do not and will not violate or conflict with any law, statute, rule, or regulation of any kind applicable to Seller or to any of the Assets; and (v) do not and will not result in the creation or imposition of any lien, third-party right, third-party claim, charge, security interest, liability, restriction, encumbrance or title defect of any kind against or with respect to any of the rights, properties, and assets of Seller, including the Assets.

     (f) NO UNDISCLOSED LIABILITIES. Seller (i) did not have, as of the date of this Agreement, any debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise, which are material to the condition, title or operation of the Assets, (ii) has not incurred since the date of this Agreement, any such debts, liabilities or obligations, and (iii) was not, as of the date of this Agreement, or since such date has not become, a party to any contract or agreement that may adversely affect the condition, title or operation of the Assets.

     (g) COMPLIANCE WITH LAWS. Seller has all licenses, permits and authorizations necessary for the lawful operation of the Assets pursuant to all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over the Assets. Seller is not in violation of any laws or regulations, the violation of which would have an adverse effect on the Assets.

     (h) SUPPLIERS AND CUSTOMERS. Seller has received no notification from any agent or representative of any customer for the Products that the customer intends to discontinue or diminish its business relationship with Seller either on account of the transactions contemplated hereunder or otherwise. Seller shall use its best efforts to preserve the current relationships of Seller with customers for the Products.

     (i) ORGANIZATION AND AUTHORITY. Seller is a corporation (i) duly organized, validly existing and in good standing under the laws of California, and (ii) has all necessary power and authority to own the Assets conveyed by it hereunder and to utilize the same in the current manner.

     (j)  TRUTH AT CLOSING. All representations and warranties contained in this
Section 5 will be true at each of the Closing Dates, as if made on and as of each Closing Date, except to the extent of any changes or events specifically authorized by this Agreement. All information contained in the attached Exhibits is true, accurate and complete and the Exhibits do not omit


                                       6


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any fact necessary to make any information or statement contained therein not misleading in the context in which such information or statement is given or made. There is no fact, event or circumstance known to Seller that has not been fully, accurately and completely disclosed to Buyer that may reasonably be anticipated to have a material and adverse effect on Buyer and/or the Assets.

6.   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows:

     (a) BUYER IS A VALID CORPORATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

     (b) BUYER'S AUTHORITY. Buyer has the power and authority to enter into and perform its obligations under this Agreement and to own, use and operate its rights, properties and assets and to conduct its business.

     (c) ENFORCEABILITY. This Agreement and any documents described herein to be delivered by Buyer at the Closings shall be duly executed and, when delivered as provided in this Agreement: (i) will constitute the legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms;
(ii) do not and will not violate or conflict with, or result in a breach or default under any contract, agreement, writ, judgment, decree, license, permit, approval or authorization of any kind applicable to Buyer.

7.   COVENANTS OF SELLER

     Seller makes the following covenants to and for the benefit of Buyer:

     (a) CONDUCT OF BUSINESS IN NORMAL COURSE. Through the Phase 1 Closing Date, except as otherwise expressly provided herein, Seller will maintain all aspects of the Assets diligently and in substantially the same manner as has previously been carried on and will not institute any unusual or novel methods of manufacture or operation that will vary materially from the methods used by Seller with respect to the Assets as of the date of this Agreement. In addition, Seller shall use reasonable efforts to preserve and maintain the goodwill associated with the Marks, including relationships with employees (subject to the provisions of Article 3), suppliers and customers, and shall maintain records pertaining thereto in a manner consistent with past practices of Seller.

     (b)  COVENANTS NOT TO COMPETE.

          (i) Seller agrees that it will not directly or indirectly, engage in, own, manage, operate, finance, participate in, perform services for, have an interest in, or otherwise be involved with any person, firm, partnership, corporation or business, whether as an employee, officer, director, agent, security holder, creditor, consultant, shareholder, partner, trustee, joint venturer, broker, distributor, sales representative or in any other capacity, that engages in any activity that is the same or similar to, or competitive with, the manufacture and sale of polenta and polenta products as now engaged in by Seller at any time within three (3) years immediately following


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the Phase 2 Closing Date, or so long as Buyer or Buyer's successors carry on a like business, whichever first occurs.

          (ii) Seller covenants and agrees that, for a period of three (3) years from and after the date of the Phase 2 Closing, it will not solicit or attempt to induce (or assist any other person or entity in soliciting or attempting to induce) any person or entity who is or was, on the date of this Agreement or at any time within one year prior to the date of this Agreement, a customer of or supplier to Seller with respect to the manufacture and sale of polenta and polenta products as now engaged in by Seller (A) to refuse to become a customer of or supplier to Buyer or any of its successors in interest or assigns, or (B) if such person or entity is or becomes a customer of or supplier to Buyer or any of its successors in interest or assigns, to terminate or modify his, her or its relationship with Buyer or such successor in interest or assign.

          (iii) For a period of three (3) years from and after the date of the Phase 2 Closing, Seller covenants and agrees to promptly refer to Buyer any and all orders and inquiries that Seller may receive for any polenta products.

          (iv) Seller covenants and agrees that, from and after the date of this Agreement, the use of the name Nate's shall be governed solely by the terms of the Limited License.

     (c) CONFIDENTIAL INFORMATION. Seller acknowledges and agrees that it has had access to trade secrets and confidential information related to the Assets, the improper disclosure or misuse of which would materially adversely affect the ability of Buyer to make use of the Assets, and that its covenants and agreements contained in this Section 7 are in furtherance of and ancillary to the purchase and sale transactions contemplated by this Agreement and are reasonable and necessary to preserve and protect the Assets and the trade secrets, confidential information and goodwill included therein. Seller covenants and agrees not to divulge, communicate, use to the detriment of Buyer, or for the benefit of any other business, firm, person, partnership, or corporation, or otherwise misuse, any of Seller's confidential information, trade secrets, data, or customer lists, including but not limited to the Technology and/or the Marks.

     (d) TECHNOLOGY. In providing the Technology, Seller shall be acting solely as an independent contractor and not as an employee or agent of Buyer or any of its successors in interest or assigns. In providing the Technology, Seller shall not be authorized to incur any liability or obligation, enter into any agreement or make any commitment on behalf of Buyer or any of its successors in interest or assigns

     (e) REMEDIES REASONABLE The covenants of Seller contained in this Section 7 are reasonable in duration and geographic scope. In the event of a breach of these covenants by Seller, Buyer shall be entitled to injunctive relief, as well as to damages sustained and the recovery of actual attorneys' fees and all costs incurred to enforce these covenants. The time period for which such party is subject to such covenant or agreement shall be extended by the amount of time such party was in breach or default under such covenant or agreement.

     (f) NO FURTHER NEGOTIATIONS BY SELLER. During the pendency of the Closings, so long as this Agreement has not been terminated as provided under its terms, Seller agrees that it shall not solicit offers from or negotiate in any way with any prospective purchaser of the Assets.


                                       8


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8.   COVENANT OF BUYER

     Until the Phase 1 Closing has been consummated hereunder, Buyer will hold in confidence, and will not use to the detriment of Seller, any data and information obtained from Seller in connection with this Agreement. If the Phase 1 Closing is not consummated as herein provided, Buyer shall return to Seller all writings respecting such data and information as Seller may reasonably request and shall retain in confidence and not use for its own benefit any data or information respecting Seller or the Assets.

9.   INDEMNIFICATION

     (a) SELLER. Seller covenants and agrees to indemnify, hold harmless and defend Buyer, its successors in interest and assigns and their respective shareholders, partners, members, directors, officers, managers, employees, agents and representatives from and against (i) all liabilities, losses, claims, demands, suits, judgments, damages and expenses (including reasonable legal expenses) resulting from a breach or nonfulfillment of any of the representations, warranties, covenants and agreements of Seller set forth in this Agreement, (ii) all losses, damages, costs and expenses relating to, arising out of or attributable to any lien, third-party right, third-party claim, charge, security interest, liability, obligation, restriction, encumbrance or title defect of any kind with respect to any of the Assets, (iii) all Retained Seller Liabilities, and (iv) attorneys' fees and other costs and expenses, judgements and amounts paid in settlement or compromise of any third-party action, lawsuit, proceeding, citation or investigation relating to, arising out of or attributable to any matter referred to in clauses (i) - (iii) of this Section 9(a). In the event that Buyer sustains any liabilities, losses, damages and expenses which are covered by Seller's indemnification under this paragraph, Buyer may elect to offset the same against any amount then payable to Seller.

     (b) BUYER. Except as otherwise provided in this Agreement, Buyer agrees to defend, indemnify and hold harmless Seller against all liabilities, losses, claims, demands, suits, judgments, damages and expenses (including reasonable legal expenses) resulting from a breach or nonfulfillment of any of the representations, warranties, agreements and covenants of Buyer set forth in this Agreement.

     (c) NOTIFICATION. If any third-party claim is asserted relating to any liability specified in Sections 9(a) and/or 9(b), the party against which such claim is made shall promptly give notice of such claim to the indemnifying party and the indemnifying party shall have the sole right, at its or his own expense, to contest or to compromise and settle such claim.

10.  PRORATION

     Except as otherwise agreed by the parties in writing, there shall be no prorations between Buyer and Seller. All expenses incurred in connection with the use of the Assets prior to the Phase 1 Closing Date shall be the responsibility of Seller and all expenses incurred in connection with the use of the Assets after the Phase 1 Closing Date shall be the responsibility of Buyer.

11.  MISCELLANEOUS


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     (a)  EXPENSES. Except as expressly provided herein, Buyer and Seller will pay their own expenses, including fees of their respective, attorneys, accountants and consultants, incurred in connection with this transaction, provided that Seller shall reimburse Buyer for up to $2,500 of document production costs, which amount Buyer will deduct from the Phase 1 Closing Price.

     (b) FURTHER ASSURANCES. Seller and Buyer shall, from time to time subsequent to the date hereof, at the other party's request and without further consideration, execute and deliver such instruments of conveyance, assignment and transfer and take such other actions as the other party may reasonably request to carry into effect the purpose of this Agreement.

     (c) NOTICES. Any notices, payments or reports required or permitted hereunder shall be in writing and shall be given by personal delivery, or by telecopier or United States mail, certified, registered or express with return receipt requested, postage prepaid and shall be deemed to be effective two (2) business days after the mailing, or upon the day of transmission of a telecopy (provided transmission is completed within the hours of 9:00am to 4:30pm at the location of receipt), or on the date of delivery if delivered personally, at the following addresses, or such other addresses as one party may from time to time give the other in writing:

To Seller:                          Elena's Food Specialties, Inc.
                                    405 Allerton Avenue
                                    South San Francisco, CA 94080
                                    Attn: Peter Sartorio
                                    TELEPHONE:(650)871-8700
                                    FAX:(650)871-0502

                                    Copy to:
                                    Peter S. Buchanan, Esq.
                                    Law Offices of Peter S. Buchanan
                                    170 Columbus Avenue, 5th Floor
                                    San Francisco, CA 94133
                                    TELEPHONE:(415)362-1717 ext. 214
                                              (415)868-2471
                                    FAX:(415)362-7237
                                        (415)868-0706

To Buyer:                           Monterey Pasta Company
                                    1528 Moffett St.
                                    Salinas, CA 93905
                                    Attention: Stephen L. Brinkman
                                    TELEPHONE:(831)753-6262 x103
                                    FAX:(831)753-6257

                                    Copy to:
                                    John W. Carr, Esq.
                                    Shapiro Buchman, Provine & Patton, LLP



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


                                    1333 No. California Blvd., Suite 350
                                    Walnut Creek, CA 94596
                                    TELEPHONE:(925)944-9700 x154
                                    FAX:(925)944-9701

     (d) SURVIVAL OF TERMS. All representations, warranties and covenants contained in this Agreement or in any certificate or other instrument delivered by or on behalf of the parties hereto shall be continuous and shall survive the execution of this Agreement, the Closings and the delivery of any documents transferring title to the Assets to Buyer pursuant to this Agreement.

     (e) CONFIDENTIAL INFORMATION. Each party agrees that all confidential information furnished to it pursuant to this Agreement or in connection with the transactions contemplated by this Agreement shall be treated as confidential and it shall not use or disclose such information, with the following exceptions:

          (i) Neither party shall be obligated to keep in confidence or incur any liability for disclosure of information received which:

               (1) was already known to the recipient at the time of its receipt;
               (2) was permitted in writing to be disclosed by the person or persons to whom it was obtained;
               (3) was within the public domain at the time of its disclosure to the recipient;
               (4) comes into the public domain without any breach of this Agreement;
               (5) becomes known or available to the recipient other than as a result of any breach of this Agreement by recipient;
               (6) is validly required to be disclosed by a court or governmental agency; or
               (7) is required to be disclosed to enforce the disclosing party's rights under this Agreement.

          (ii) Buyer shall have no obligation after the consummation of the Phase 1 Closing to maintain the confidentiality of information transferred to Buyer in connection with the Assets. Buyer will issue a press release concurrent with the Phase 1 Closing, the content of which shall be subject to the reasonable prior approval of Seller.

     (f) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument.

     (g) EXHIBITS. All exhibits referred to in this Agreement that are attached to this Agreement form a part of this Agreement and are incorporated herein by this reference.

     (h) INTERPRETATION. The captions used herein are for convenience of reference only and shall not be considered part of this Agreement nor limit or otherwise affect the meaning of any provision hereof. Usage of the singular or plural number or the masculine, feminine or neuter gender shall include the others, as the context may require.

     (i) WAIVERS. No waiver or failure of enforcement by either of the parties hereto of any term or condition of this Agreement shall be effective unless in writing, nor shall it operate as a waiver of any other breach of such term or condition or of any other term or condition.

     (j) BINDING EFFECT. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties but are not intended, not shall this Agreement be construed, to confer any enforceable rights on any person not a party hereto.

     (k) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     (l) ENTIRE AGREEMENT. This Agreement, along with the Limited License , the Co-Pack Agreement and the Approved Supplier Insurance and Indemnification Warranty and Agreement between the parties dated the same date as the Agreement, contains the entire agreement between the parties with respect to this subject matter hereof, supersedes any and all prior negotiations, correspondence, understanding and agreements between the parties with respect to the subject matter hereof, and may be modified only by a written instrument executed by both parties hereto.

     (m) MEDIATION OF DISPUTES. Any controversy arising out of the performance of this Agreement or regarding the interpretation of this Agreement is subject to a good faith effort at resolution through non-binding mediation before any complaint (whether a civil complaint in court or a complaint in arbitration) may be filed. Mediation is a process in which parties attempt to resolve a dispute by submitting it to an impartial, neutral mediator who is authorized to facilitate the resolution of the dispute but who is not empowered to impose a settlement on the parties. The mediation fee, if any, shall be divided equally among the parties involved. The parties agree to limit the admissibility in any subsequent litigation or proceeding of anything said, any admissions made, and any documents prepared, in the course of mediation, consistent with California Evidence Code section 1152.5.

     IF ANY PARTY COMMENCES A COURT ACTION OR AN ARBITRATION PROCEEDING BASED ON A DISPUTE OR CLAIM TO WHICH THIS SECTION APPLIES WITHOUT FIRST ATTEMPTING TO RESOLVE THE MATTER IN GOOD FAITH THROUGH MEDIATION, THEN THAT PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEY'S FEES EVEN IF THEY WOULD OTHERWISE BE AVAILABLE TO THAT PARTY IN A SUBSEQUENT COURT ACTION OR ARBITRATION PROCEEDING.

     (n) ARBITRATION OF DISPUTES FOLLOWING MEDIATION. Any controversy or claim arising out of, or relating to this Agreement, or the making, performance, or interpretation thereof, which is not resolved through the mediation process required by the preceding Section, shall be resolved by arbitration conducted in Monterey County in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. Such award may be appealed to any appellate court having jurisdiction over the matter to the same extent that an appeal would be permissible from a civil judgment. The arbitrators selected shall be persons experienced in general corporate matters or general business agreements, and shall make their awards based upon the principles of California law. The Parties shall have the right to discovery and the arbitration proceeding shall be reported by a certified court reporter.

     BY THEIR EXECUTION OF THIS AGREEMENT, THE PARTIES ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THIS "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION. ADDITIONALLY, THE PARTIES ARE HEREBY GIVING UP ANY RIGHTS THEY MIGHT OTHERWISE HAVE POSSESSED TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL; PROVIDED, HOWEVER, THE PARTIES ARE NOT GIVING UP THEIR JUDICIAL RIGHTS TO APPEAL OF THE DECISION OF THE ARBITRATOR(S). IF ANY PARTY REFUSES TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, SUCH PARTY MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES' AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. THE PARTIES HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

     (o) ASSIGNMENT. Buyer may sell, transfer, or assign this Agreement and its right, liabilities and obligations hereunder to any successor to its business and assets by way of merger, consolidation or sale of business.

     (p)  TIME. Time is of the essence herein.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

SELLER:  ELENA'S FOOD SPECIALTIES, INC., a California corporation

         By:   /s/ Peter J. Sartorio
               ------------------------
               Peter J. Sartorio
         Its:  President

BUYER:   MONTEREY PASTA COMPANY, a Delaware corporation

         By:   /s/ R. Lance Hewitt
               ------------------------
               R. Lance Hewitt
         Its:  President

         By:   /s/ Stephen L. Brinkman
               ------------------------
               Stephen L. Brinkman
         Its:  Secretary

                                    EXHIBIT A


                                     RECIPES

                                    EXHIBIT B

                                      MARKS


ALL TRANSFERABLE LICENSES, PERMITS AND AUTHORIZATIONS ASSOCIATED THEREWITH, LABEL AND PACKAGING DESIGNS AND ART WORK

                                    EXHIBIT C

                          ALLOCATION OF PURCHASE PRICE


ITEMS                                       AMOUNT
                                            ------
Goodwill and Customer and
Vendor Information                        $ 435,000

License                                   $  10,000

Covenant Not to Compete                   $   5,000


Maximum Earn-Out                          $ 100,000
                                            -------


         Total                            $ 550,000

                             THE UNITED STATE OF AMERICA

                                       [LOGO]

                             CERTIFICATE OF REGISTRATION
                                 PRINCIPAL REGISTER


     The Mark shown in this certificate has been registered in the United States Patent and Trademark Office to the named registrant.

     The records of the United States Patent and Trademark Office show that an application for registration of the Mark shown in this Certificate was filed in the Office; that the application was examined and determined to be in compliance with the requirements of the law and with regulations prescribed by the Commissioner of Patents and Trademarks; and that the Applicant is entitled to registration of the Mark under the Trademark Act of 1946, as Amended.

     A copy of the Mark and pertinent data from the application are part of this certificate.

     This registration shall remain in force for TEN (10) years, unless terminated earlier as provided by law, and subject to compliance with the provisions of Section 8 of the Trademark Act of 1946, as Amended.




         [SEAL]                                [SIGNATURE]




                                                ACTING COMMISSIONER OF
                                                PATENTS AND TRADEMARKS

INTL. CL.:29
PRIOR U.S. CL.:46                                      REG. NO. 2,300,122
UNITED STATES PATENT AND TRADEMARK OFFICE              REGISTERED DEC. 14, 1999
--------------------------------------------------------------------------------


                                  TRADEMARK
                             PRINCIPAL REGISTER


                                  NATE'S

ELITE FOODS, INC. (CALIFORNIA CORPORATION)   FIRST USE 12-1-1998; IN COMMERCE
489 CABOT ROAD                               12-1-1998.
SOUTH SAN FRANCISCO, CA 94080                SER. NO. 75-633,686, FILED 2-2-1999

  FOR: TOFU, IN CLASS 29 (U.S. CL.46)        TRAVIS BOOZER, EXAMINING ATTORNEY